SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	[ ]
Filed by a Party other than the Registrant	[X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

ASA GOLD AND PRECIOUS METALS LIMITED
(Name of Registrant as Specified In Its Charter)

AXEL MERK
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DATED November 10 , 2026
ASA Gold and Precious Metals Limited
__________________________
PROXY STATEMENT
OF
AXEL MERK, SHAREHOLDER
_________________________
PLEASE VOTE, SIGN, DATE, AND MAIL ANY  PROXY CARDS YOU HAVE RECEIVED TODAY
This proxy statement (“Proxy Statement”) is being sent by Axel Merk, a shareholder of ASA Gold and Precious Metals Limited (“ ASA” or the “ Fund”), in connection with my solicitation of proxies from other shareholders of the Fund at the Fund’s upcoming annual meeting of shareholders, currently scheduled to be held on December 11 , 2026 at 9:00 a.m., Eastern Time, at https://www.virtualmeetingportal.com/asa/2026 , including any postponements or adjournments thereof (“Annual Meeting”). The Annual Meeting may also be accessed by telephone on a listen-only basis at 1-800-450-7155 (toll-free within the U.S. and Canada) or +1-857-999-9155 (outside the U.S. and Canada; standard rates apply) , Conference ID: 7529187#. Shareholders accessing the Annual Meeting by telephone will not be able to vote or ask questions.
The Board has submitted a number of proposals to Fund shareholders via the Fund’s Proxy Statement/Prospectus. Because I believe that the proposed actions are not in the best interests of Fund shareholders, I recommend that shareholders vote AGAINST the Fund’s proposals, as follows:
1.
The proposal to approve a proposed investment advisory agreement between the Fund and Saba Capital Management, L.P. (“Saba”), which will become effective upon completion of the conversion of the Fund into a business development company (BDC) Conversion;

2.
The proposal to eliminate the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector;

3.
(A) – (N). The proposals to, by separate votes, eliminate each of the Fund’s other fundamental investment policies; and

4.
The proposal to re-elect the Fund’s Board of Directors.
I do not have a position on the fifth proposal to ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, as the Fund’s independent auditors for the fiscal year ending November 30, 2026, or to authorize the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration. The Fund has stated that such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof, may also be considered. Further details on each of the Fund’s proposals can be found in the Fund’s Proxy Statement/Prospectus.

This Proxy Statement is being sent solely in my personal capacity as a shareholder of the Fund. I hold 303,805 shares of the Fund ( approximately 1.67% of shares outstanding as of October 21, 2026 ). I also serve as President of Merk Investments LLC (“Merk”), which served as the Fund’s investment adviser from April 2019 through June 30, 2026. I am paying for this Proxy Statement myself. This solicitation is not being sent out by the Fund or by the Fund’s Board or officers, or any related party.
This Proxy Statement is first being furnished to the Fund’s shareholders on or about November 10 , 2026.
PROPOSALS
As a fellow shareholder of the Fund, I recommend that you vote at the Annual Meeting with respect to the following Board proposals (“Proposals”), as follows:

Recommendation	Proposal

Vote AGAINST
1.
To approve a proposed investment advisory agreement between the Fund and Saba Capital Management, L.P. (“Saba”), which will become effective only upon completion of the BDC Conversion described in Section I of the Fund’s Proxy Statement/Prospectus

Vote AGAINST	2. To approve the elimination of the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector;
Vote AGAINST	3A – N. To approve, by separate votes, the elimination of each of the Fund’s other fundamental investment policies described in the Fund’s Proxy Statement/Prospectus.
Vote AGAINST	4. To re-elect the Fund’s Board of Directors
No position
5. To ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, as the Fund’s independent auditors for the fiscal year ending November 30, 2026, and to authorize the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration

The Fund has stated that such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof, may also be considered. Further details on each of the Fund’s proposals can be found in the Fund’s Proxy Statement/Prospectus.
The Board has set the close of business on October 21, 2026 as the record date for determining the Fund shareholders entitled to notice of and to vote at the Annual Meeting (“Record Date”). Shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, I “beneficially own” (as such term is used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, 303,805 Common Shares of the Fund. This Proxy Statement is available free of charge on the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov.

I am asking you to vote, sign, date and return all proxy cards you receive and recommend that you vote “AGAINST”  Proposal 1,  “AGAINST”  Proposal 2, “AGAINST”  Proposals 3A-3N, and “AGAINST”  Proposal 4, with no position on Proposal 5.

Per the Fund’s Proxy Statement/Prospectus, under the Investment Company Act of 1940 (the “1940 Act ”) , approval of the New Management Agreement with Saba (Proposal 1), the elimination of the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector (Proposal 2), and the elimination of each of the Fund’s other fundamental policies (Proposals 3A-3N) each requires the affirmative vote of a “1940 Act Majority” of the Fund’s outstanding shares, which is defined as the lesser of: (i) 67% or more of the Fund’s shares present at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding shares as of the Record Date. The Fund has stated that abstentions and broker non-votes will have the effect of a vote against Proposals 1, 2, and 3A-N. Per the Fund’s Proxy Statement/Prospectus, the re-election of directors (Proposal 4) and ratification of independent auditors (Proposal 5) each requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Fund has stated that abstentions and broker non-votes will have no effect on the vote for Proposals 4 and 5.
This proxy solicitation is being made by Fund shareholder, Axel Merk, to oppose the Board’s proposals and not on behalf of the Fund, the Board, the Fund’s officers, or any related party.
If you have already voted on any proxy card, you can change your vote by completing and mailing another proxy card or by voting via internet or by telephone by following the instructions on the proxy cards you receive. Importantly, only the latest validly executed proxy that you submit will be counted.
For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Fund’s Proxy Statement/Prospectus which should be sent to all Fund shareholders as of the Record Date.
If you have any questions or require any assistance with voting your shares, please contact Axel Merk by phone at (408) 475-0186 or visit www.saveasa.com/contact .

REASONS FOR THIS PROXY SOLICITATION
I am sending and personally paying for this proxy solicitation because I believe that the Board’s proposals are not in the best interests of Fund shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made, shareholders should be offered a tender offer at or near net asset value beforehand. In addition, I do not believe that Fund shareholders should be forced to bear the operational, legal, and tax-related costs of the proposals, as well as the additional level of risk, without the ability to first tender their shares at or near net asset value. The Fund is a closed-end fund that currently trades at a discount to net asset value, and the provision of a tender offer would be discretionary and would have to first be approved by the Board of Directors of the Fund.

I serve as the President of the Fund’s former investment adviser, Merk, and strongly believe that ASA’s excellent performance and track record demonstrated that the Fund’s historic investment strategy, fundamental investment policies, and structure are effective. Even though the Board has terminated the investment management agreement between Merk and the Fund as of June 30, 2026, I am paying for this solicitation to ensure that Fund shareholders have accurate information as they vote to decide on the future of the Fund.

I recommend:

-
voting AGAINST Proposal 1 to approve an investment advisory agreement between the Fund and Saba,

-
voting AGAINST Proposal 2 to approve the elimination of the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector,

-
voting AGAINST Proposals 3A-3N to approve, by separate votes, the elimination of each of the Fund’s other fundamental investment policies included below, and

-
voting AGAINST Proposal 4 to re-elect the Fund’s Board of Directors.

I take no position on Proposal 5 to ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, as the Fund’s independent auditors for the fiscal year ending November 30, 2026, and to authorize the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration.

PROPOSAL 1: Approval of a New Management Agreement between the Fund and Saba Capital Management, L.P.

I recommend voting AGAINST Proposal 1, to approve the new Management Agreement between the Fund and Saba Capital Management, L.P. (“Saba”), effective upon completion of the proposed conversion of the Fund to a business development company (BDC).
Additionally, I believe that the related conversion of the Fund to a BDC (the “BDC Conversion”) is not in the best interest of shareholders and may result in significant adverse tax consequences for Fund shareholders, depending on their individual circumstances.
ASA has been a passive foreign investment company (“PFIC”). I have received more than 150 inquiries from ASA shareholders concerning the proposed transaction and have spoken directly with many of them. Many shareholders have told me that they did not make a qualified electing fund (“QEF”) election. I therefore believe that a meaningful number of ASA shareholders may remain subject to the punitive tax regime under Section 1291 of the Internal Revenue Code. Under that regime, certain gains and “excess distributions” may be allocated over a shareholder’s holding period, with amounts allocated to prior years taxed at the highest applicable rates for those years and subject to an interest charge. I believe the BDC Conversion may expose affected shareholders to significant tax consequences under these rules, including in connection with the conversion itself, related elections and subsequent distributions.
Shareholders who made a timely QEF election are differently situated, but I believe they may also suffer adverse tax consequences from the transaction. ASA has stated that it expects to sell substantially all of its existing precious-metals portfolio in connection with the BDC Conversion. A QEF shareholder generally must include his or her pro rata share of ASA’s ordinary earnings and net capital gain, including gains recognized from pre-conversion portfolio sales, whether or not those amounts are distributed in cash. I therefore believe that liquidating ASA’s appreciated portfolio to facilitate the BDC Conversion may accelerate substantial taxable income for QEF shareholders even though those shareholders have not chosen to sell their ASA shares.
There is also a separate Fund-level tax concern. To the extent appreciated legacy assets are carried into the domestic entity and their built-in gains are recognized during the applicable five-year recognition period, the domestic entity may incur corporate-level tax on those gains. That tax would reduce Fund assets and would therefore be borne economically by all shareholders, including IRA, retirement-plan and other tax-exempt or tax-deferred investors, regardless of whether those shareholders themselves owe shareholder-level tax.
In addition, depending on factors including a shareholder’s ownership percentage, the value of the shareholder’s ASA position, holding period and prior PFIC elections, the BDC Conversion may result in additional tax consequences under Section 367(b) and the PFIC rules. ASA’s own Proxy Statement/Prospectus acknowledges that the consequences differ materially among shareholders and that some shareholders may recognize taxable income or gain even though they have not sold their ASA shares or received cash from the BDC Conversion.
For these reasons, I believe the BDC Conversion may impose significant tax costs on shareholders that would not arise in the same manner if ASA continued its existing structure and investment mandate. Because approval of Proposal 1 is a condition to the BDC Conversion, I believe these tax consequences are directly relevant to shareholders’ consideration of Proposal 1 and support my recommendation that shareholders vote AGAINST Proposal 1.

I therefore intend to vote my Common Shares against Proposal 1.
For additional information regarding Saba and the proposed new Management Agreement, including the resulting changes in investment advisory fees, please refer to the Fund’s Proxy Statement/Prospectus.
Vote Required.
Per the Fund’s Proxy Statement/Prospectus, approval of the new Management Agreement between the Fund and Saba Capital Management, L.P. requires the affirmative vote of a 1940 Act Majority of shares entitled to vote at the Annual Meeting. The Fund has stated that abstentions and broker non-votes will have the effect of a vote against this proposal.

 I recommend that you vote AGAINST Proposal 1 on all proxy cards you receive.

PROPOSAL 2: Approval of the Elimination of the Fund’s Fundamental Investment Policy Relating to Investments in the Gold and Precious-Metals Sector

I recommend voting AGAINST Proposal 2, to eliminate the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector. I believe that many shareholders chose the Fund because of its exposure to precious metals mining. The Fund has operated as a precious metals mining fund since its inception in 1958 and it is my opinion that the precious metals mining strategy remains just as relevant as ever. I therefore believe that eliminating the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector is not in the best interests of shareholders.
I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand. I therefore intend to vote my Common Shares against Proposal 2.
Vote Required.

Per the Fund’s Proxy Statement/Prospectus, approval of the elimination of the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector requires the affirmative vote of a 1940 Act Majority of shares entitled to vote at the Annual Meeting. The Fund has stated that abstentions and broker non-votes will have the effect of a vote against this proposal.

I recommend that you vote AGAINST Proposal 2 on all proxy cards you receive.

PROPOSALS 3A-3N: Approval by Separate Votes, of the Elimination of Each of the Fund’s Other Fundamental Investment Policies Described in Proposal 3A-3N

I recommend voting AGAINST each of Proposals 3A-3N, to eliminate the Fund’s other fundamental investment policies as described below. I believe that eliminating the Fund’s existing fundamental investment policies is not in the best interests of shareholders.
I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand. I therefore intend to vote all of my Common Shares against each of Proposals 3A-3N.
PROPOSAL 3A: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON ISSUANCE OF SENIOR SECURITIES.

The Fund’s existing fundamental policy on the issuance of senior securities provides that the Fund will not issue any class of senior securities, including debt obligations or preferred stock, except that it may issue senior securities representing indebtedness payable in any currency, in any amount and on any terms the Board may deem advisable, provided that (a) the Fund’s total indebtedness for borrowed money immediately after issuance has asset coverage of at least 300% (with securities listed on the JSE Securities Exchange South Africa valued at their then-current market value on that exchange) and (b) the senior securities are not secured by pledge, mortgage or hypothecation of any Fund assets. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on issuance of senior securities is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3A on all proxy cards you receive.

PROPOSAL 3B: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON SHORT SALES, PURCHASES ON MARGIN AND PUT AND CALL OPTIONS.

The Fund’s existing fundamental policy on short sales, purchases on margin and put and call options provides that the Fund will not purchase any securities on margin or sell any securities short. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on short sales, purchases on margin and put and call options is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3B on all proxy cards you receive.

PROPOSAL 3C: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON BORROWING.

The Fund’s existing fundamental policy on borrowing provides that the Fund may borrow money in any currency, in any amount and on any terms the Board of Directors may deem advisable, provided that (a) the Fund’s total indebtedness for borrowed money immediately after borrowing has asset coverage of at least 300% (with securities listed on the JSE Securities Exchange South Africa valued at their then-current market value on that exchange) and (b) the borrowing is not secured by pledge, mortgage or hypothecation of any Fund assets. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on borrowing is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3C on all proxy cards you receive.

PROPOSAL 3D: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON UNDERWRITING SECURITIES OF OTHER ISSUERS.

The Fund’s existing fundamental policy on underwriting securities of other issuers provides that the Fund will not make any commitment with respect to underwriting securities, or participate in any underwriting, that could, through joint obligations or defaults of other participants, involve the Fund’s assets beyond prescribed and specific amounts intended or permitted to be acquired as additions to portfolio holdings. The Fund also may not participate as an underwriter in any underwriting that could result in its holding securities or amounts of securities not permitted by its investment restrictions. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on underwriting securities of other issuers is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3D on all proxy cards you receive.

PROPOSAL 3E: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PURCHASE OR SALES OF REAL ESTATE AND REAL ESTATE MORTGAGE LOANS.

The Fund’s existing fundamental policy on purchase or sales of real estate and real estate mortgage loans provides that the Fund will not purchase or sell real estate except (a) as necessary to provide an office for the transaction of its business and (b) that the Fund may invest up to 20% of the value of its total assets in common shares or securities convertible into common shares of companies primarily engaged outside of South Africa in extractive or related industries or in the holding or development of real estate. The policy also states that the Fund may not pledge, mortgage or hypothecate any of its assets. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the purchase or sale of real estate and real estate mortgage loans is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3E on all proxy cards you receive.

PROPOSAL 3F: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PURCHASE OR SALE OF COMMODITIES OR COMMODITY CONTRACTS.

The Fund’s existing fundamental policy on purchase or sale of commodities or commodity contracts provides that the Fund will not purchase or sell commodities or commodity contracts, except that it may hold assets in the form of gold, silver, platinum or other precious-minerals bullion or certificates of deposit for those assets. The Fund does not intend to deal in bullion. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the purchase or sale of commodities or commodity contracts is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3F on all proxy cards you receive.

PROPOSAL 3G: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON LOANS.

The Fund’s existing fundamental policy on Loans provides that the Fund will not lend its funds or other assets to any person, other than through the purchase, in accordance with its investment policies, of securities. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on loans is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3G on all proxy cards you receive.

PROPOSAL 3H: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON INVESTMENT IN SECURITIES OF OTHER INVESTMENT COMPANIES.

The Fund’s existing fundamental policy on investment in securities of other investment companies provides that the Fund may purchase securities issued by another investment company otherwise than in the open market, but only within the limitations imposed by the 1940 Act. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on investment in securities of other investment companies is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3H on all proxy cards you receive.

PROPOSAL 3I: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON INVESTMENTS OF CASH.

The Fund’s existing fundamental policy on investments of cash provides that the Fund will invest its cash in U.S. Treasury bills, repurchase agreements and other high-grade money market instruments, including, without limitation, bank certificates of deposit, bankers’ acceptances, bank time deposits, notes and commercial paper. The Fund may also invest its funds in South African rand-denominated accounts, which may be interest-bearing, with an Eligible Foreign Custodian or an overseas branch of a Qualified

U.S. Bank, as those terms are defined in the 1940 Act, located in South Africa. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on investments of cash is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3I on all proxy cards you receive.

PROPOSAL 3J: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PURCHASE OF SECURITIES OF NEW ISSUERS.

The Fund’s existing fundamental policy on purchase of securities of new issuers provides that the Fund will not purchase securities of an issuer that has a record of less than three years’ continuous operation, including the period of operation of any predecessor if the issuer came into existence through a merger, consolidation, reorganization or purchase of substantially all of the predecessor’s assets, if the purchase would cause more than 10% of the value of the Fund’s total assets to be invested in the securities of such issuers. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the purchase of securities of new issuers is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3J on all proxy cards you receive.

PROPOSAL 3K: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PURCHASE OF SECURITIES ISSUED BY BROKERS, DEALERS, UNDERWRITERS, INVESTMENT ADVISERS AND INSURANCE COMPANIES.

The Fund’s existing fundamental policy on purchase of securities issued by brokers, dealers, underwriters, investment advisers and insurance companies provides that the Fund will not purchase or otherwise acquire securities issued by brokers, dealers, underwriters, investment advisers or insurance companies, except (i) securities of an investment advisory subsidiary organized by the Fund and (ii) within the limitations imposed by the 1940 Act, securities issued by insurance companies. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the purchase of securities issued by brokers, dealers, underwriters, investment advisers and insurance companies is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3K on all proxy cards you receive.

PROPOSAL 3L: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PURCHASE OF SECURITIES OF CERTAIN RELATED ENTITIES.

The Fund’s existing fundamental policy on purchase of securities of certain related entities provides that the Fund will not purchase or hold securities of an issuer any of whose officers, directors, trustees or security holders are also officers or directors of the Fund if any one or more of those persons beneficially owns more than one-half of one percent of the securities of that issuer and the persons owning more than one-half of one percent of those securities together beneficially own more than five percent of the securities of that issuer. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the purchase of securities of certain related entities is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3L on all proxy cards you receive.

PROPOSAL 3M: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PLEDGE OR MORTGAGE OF ASSETS.

The Fund’s existing fundamental policy on pledge or mortgage of assets provides that the Fund will not pledge, mortgage or hypothecate any of its assets. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on the pledge or mortgage of assets is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3M on all proxy cards you receive.

PROPOSAL 3N: APPROVAL OF THE ELIMINATION OF THE FUNDAMENTAL POLICY ON PARTICIPATION IN TRADING ACCOUNT.

The Fund’s existing fundamental policy on participation in trading account provides that the Fund will not participate on a joint, or a joint and several, basis in any trading account in securities, except in connection with an underwriting in which the Fund is a participant. The Fund’s Board is proposing to eliminate this fundamental policy.

I believe that eliminating the fundamental policy on participation in trading account is not in the best interests of shareholders. I believe that the Fund should continue to be managed as it historically has been, and if significant changes are going to be made to the Fund, shareholders should be offered a tender offer at or near net asset value beforehand.

I recommend that you vote AGAINST Proposal 3N on all proxy cards you receive.

Vote Required.

Per the Fund’s Proxy Statement/Prospectus, approval of the elimination of any of the Fund’s fundamental investment policies requires the affirmative vote of a 1940 Act Majority of shares entitled to vote at the Annual Meeting. The Fund has stated that abstentions and broker non-votes will have the effect of a vote against these proposals.

I recommend that you vote AGAINST Proposals 3A-3N on all proxy cards you receive.

PROPOSAL 4: To Elect the Fund’s Board of Directors

I recommend voting AGAINST the proposal to re-elect each of Maryann Bruce, Karen Caldwell, Ketu Desai, Paul Kazarian, and Neal Neilinger ( each, a “Nominee,” and together, the “Nominees”) to hold office as a director of the Fund until the next Annual General Meeting of Shareholders.
I believe that the re-election of the Nominees is not in the best interests of shareholders.
Vote Required.
Per the Fund’s Proxy Statement/Prospectus, assuming that a quorum is present, the election of a director requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Shareholders will vote separately with respect to each Nominee, and votes will be tabulated separately with respect to each Nominee . The Fund has stated that abstentions and broker non-votes will have no effect on the vote for Proposal 4.

 I recommend that you vote AGAINST Proposal 4 on all proxy cards you receive.

PROPOSAL 5: RATIFICATION AND APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT AND ETHICS COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION

I have no position on the proposal to ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, to serve as the Fund’s independent auditors to audit the accounts of the Fund for the fiscal year ending November 30, 2026, and to authorize the Audit and Ethics Committee of the Board of Directors to set the auditors’ remuneration.
Vote Required.
Per the Fund’s Proxy Statement/Prospectus, the ratification and approval of the appointment of the Fund’s independent auditors and the authorization for the Audit and Ethics Committee to set the auditors’ remuneration requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Fund has stated that abstentions and broker non-votes will have no effect on the vote for this proposal.

 I take no position, and therefore have no recommendation for how you vote, on Proposal 5.

SHAREHOLDER PROPOSALS

Per the Fund’s Proxy Statement/Prospectus, in order for a shareholder proposal to be included in the Fund’s proxy statement and proxy card for the 2027 Annual General Meeting pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received no later than July 12 , 2027. The Fund has stated that the timely submission of a proposal does not guarantee its inclusion in the Fund’s proxy materials. Per the Fund’s Proxy Statement/Prospectus, if a shareholder wishes to present a proposal or nomination of a person as a director pursuant to a resolution to be considered at the 2027 Annual General Meeting without inclusion of such proposal or nomination in the Fund’s proxy statement and proxy card pursuant to Rule 14a-8 of the Exchange Act, the notice of such proposal or nomination must be received no later than six weeks before the date of the 2027 Annual General Meeting (which , the Fund’s Proxy Statement/Prospectus states, would be October 19, 2027, assuming that the 2027 Annual General Meeting is held on the same date as the 2026 Annual General Meeting).

Per the Fund’s Proxy Statement/Prospectus, Bermuda law provides that only registered shareholders holding not less than 5% of the total voting rights in the Fund or 100 registered shareholders together may require that a proposal be submitted to an annual general meeting. The Fund has stated that generally, notice of such a proposal must be deposited at the registered office of the Fund (ASA Gold and Precious Metals Limited, Vallis Building, 4th Floor, 58 Par-La-Ville Road, Hamilton HM11, Bermuda) no less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

ADDITIONAL INFORMATION

For information regarding appraisal rights, please refer to the Fund’s Proxy Statement/Prospectus.

I urge you to sign and return your proxy card(s). If you have already voted, you may change your vote by completing and mailing another proxy card or by voting via Internet or by telephone by following the instructions on the proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact Axel Merk by phone at (408) 475-0186 or visit www.saveasa.com/contact .

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Who is entitled to vote?
Shareholders of record as of the Record Date are entitled to one vote for each share then held on all matters. Under the “Voting Securities” subheading of the “SECTION III: General Information” section of Fund’s Proxy Statement/Prospectus, the Fund states that, as of the Record Date, 18,216,943 Shares were issued and outstanding.
How should I vote on the Proposals?
I recommend that you vote your shares as follows:
“AGAINST”  the proposal to approve a proposed investment advisory agreement between the Fund and Saba Capital Management, L.P. (“Saba”), which will become effective only upon completion of the conversion of the Fund to a business development company (BDC) (Proposal 1);
“AGAINST”  the proposal to eliminate the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector (Proposal 2);
“AGAINST”  the proposals to, by separate votes, eliminate each of the Fund’s other fundamental investment policies described in “Proposals 3A-3N,” above (Proposals 3A-3N); and
“AGAINST”  the proposal to re-elect the Fund’s Board of Directors (Proposal 4).

I take no position on how you should vote your shares on the proposal to ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, as the Fund’s independent auditors for the fiscal year ending November 30, 2026, and to authorize the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration (Proposal 5).
How many shares must be present to hold the Annual Meeting?
Per the Fund’s Proxy Statement/Prospectus, the holders of one-third (1/3) of the Fund’s outstanding Common Shares present by proxy and entitled to vote constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares held by brokers, banks or other nominees for which (i) instructions have not been received from the beneficial owner or persons entitled to vote and (ii) the broker, bank or nominee does not have discretionary voting power on a particular matter, if any) will be counted for purposes of determining whether a quorum is present, but will be disregarded in determining the “votes cast” on a Proposal.
Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
If you have any questions or require any assistance with voting your shares, please contact Axel Merk by phone at (408) 475-0186 or visit www.saveasa.com/contact .
Who is making this Proxy Solicitation and who is paying for it?
I am personally paying for this proxy statement and related costs and will not seek reimbursement for such costs from the Fund. I have retained Sodali & Co to provide solicitation and advisory services in connection with this solicitation.  Sodali & Co will be paid a fee of $7,000 based upon the campaign services provided. Sodali & Co will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. It is anticipated that Sodali & Co will employ approximately 20 persons to solicit the Fund’s shareholders as part of this solicitation. Nothing has been paid to Sodali & Co to date. In addition, the related fees for attorneys, accountants, public relations or financial advisers, advertising, printing, transportation, litigation and other costs incidental to the solicitation are estimated to be $100,000 and approximately $50,000 has been expended to date . Requests to vote your shares as described herein may be solicited by mail, facsimile, telephone, Internet, in person, or by advertisements.
Where can I find additional information concerning the Fund?
Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, I have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement/Prospectus in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit and Ethics Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2026 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. I take no responsibility for the accuracy or completeness of any information contained in the Fund’s Proxy Statement/Prospectus and any amendments or supplements thereto . Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement, the Fund’s Proxy Statement/Prospectus, and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-21650.

I urge you to carefully consider the information contained in this Proxy Statement and then support my efforts by voting AGAINST Proposals 1-4 and signing, dating, and returning all proxy cards you receive, including the proxy card you have received today.

AXEL MERK, SHAREHOLDER

November 10 , 2026

ANNEX I: INFORMATION ON AXEL MERK

Beneficial Ownership and Other Information
This proxy solicitation is being made by Axel Merk, as a shareholder of ASA Gold and Precious Metals Limited. As of the date of this Proxy Statement, I may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 303,805 Common Shares in the aggregate, representing approximately 1.67% of the Fund's outstanding Common Shares. The percentage used herein is based upon the Fund’s statement that 18,216,943 Shares were issued and outstanding as of the Record Date, which is discussed under the “Voting Securities” subheading of the “SECTION III: General Information” section of the Fund’s Proxy Statement/Prospectus included in its Form N-14 filed with the SEC on November 5 , 2026.
Axel Merk also serves as President of Merk Investments LLC, the Fund’s former investment adviser. Mr. Merk can be reached at 555 Bryant St #455, Palo Alto, California. Axel Merk (i) has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the last 10 years; (ii) does not directly or indirectly beneficially own any securities of the Fund which are owned of record but not beneficially; (iii) represents that part of the purchase price or market value of the securities of the Fund owned by Axel Merk is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (iv) is not, or within the past year was not, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (v) has no associate that owns beneficially, directly or indirectly, any securities of the Fund; (vi) does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (vii) represents that he and no Immediate Family Member of Axel Merk or any of his associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of a principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (viii) represents that neither he nor any of his associates have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (ix) does not have a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting. Of the shares of the Fund beneficially owned by Mr. Merk, 269,711 shares are held in a standard brokerage margin account and were acquired through ordinary-course margin transactions. The account also holds other securities. As of November 5, 2026, the aggregate outstanding indebtedness in the margin account was approximately $1.639 million. This amount represents the total indebtedness of the account and is not attributable solely to shares of the Fund.

Annex I
1

Name	Transaction Date	# of Shares	Description	Security
Axel Merk	12/26/24	1,100	Purchase	Common Shares
Axel Merk	12/27/24	23,068	Purchase	Common Shares
Axel Merk	12/31/24	3,366	Purchase	Common Shares
Axel Merk	1/2/25	11,075	Purchase	Common Shares
Axel Merk	1/3/25	30,825	Purchase	Common Shares
Axel Merk	1/6/25	21,400	Purchase	Common Shares
Axel Merk	1/7/25	12,374	Purchase	Common Shares
Axel Merk	1/8/25	700	Purchase	Common Shares
Axel Merk	1/10/25	28,160	Purchase	Common Shares
Axel Merk	1/14/25	29,700	Purchase	Common Shares
Axel Merk	1/16/25	31,248	Purchase	Common Shares
Axel Merk	12/10/25	500	Sale	Common Shares
Hanna Tikkanen Merk	2/19/26	200	Sale	Common Shares
Hanna Tikkanen Merk	2/20/26	13,155	Sale	Common Shares

Security Ownership of Management
Security	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Axel Merk	303,805	1.67

IMPORTANT
YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. I recommend that you vote  “AGAINST” Proposal 1 to approve an investment advisory agreement between the Fund and Saba, “AGAINST” Proposal 2 to approve the elimination of the Fund’s fundamental investment policy relating to investments in the gold and precious-metals sector, “AGAINST” Proposals 3A-3N to approve, by separate votes, the elimination of each of the Fund’s other fundamental investment policies as described above, and “AGAINST” Proposal 4 to re-elect the Fund’s Board of Directors, by taking four steps:

●
VOTING “AGAINST” Proposals 1, 2, 3A-N, and 4 on any proxy cards you receive, including the proxy card you have received today,
●
SIGNING any proxy cards you receive , including the proxy card you have received today,
●
DATING any proxy cards you receive , including the proxy card you have received today, and
●
MAILING any proxy cards you receive , including the proxy card you have received today, right away.
I take no position as to how you should vote on Proposal 5 to ratify and approve the appointment of Tait, Weller & Baker LLP, an independent registered public accounting firm, as the Fund’s independent auditors for the fiscal year ending November 30, 2026, and to authorize the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration. The Fund has stated that such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof, may also be considered.

Annex I
2

If you have previously signed, dated, and returned a proxy card, you can change your vote. Only the latest validly executed proxy that you submit will be counted . You may revoke any proxy card by signing, dating, and mailing a subsequent proxy card or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated and validly executed proxy for the Annual Meeting.
If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact Axel Merk by phone at (408) 475-0186 or visit www.saveasa.com/contact.
November 10, 2026

Annex I
3

MERK

PO Box 211230, Eagan, MN 55121-9984

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy cardin the envelope provided.

VOTE ONLINE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

ASA GOLD AND PRECIOUS METALS LIMITED (“ASA”)
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS, SCHEDULED TO BE HELD DECEMBER 11, 2026
THIS PROXY IS SOLICITED ON BEHALF OF AXEL MERK,
A SHAREHOLDER OF ASA GOLD AND PRECIOUS METALS LIMITED

↓ **Please detach at perforation before mailing.** ↓

This proxy is being solicited on behalf of Axel Merk, a Shareholder of ASA Gold and Precious Metals Limited (“ASA” or the “Fund”). The undersigned hereby revokes all previous proxies for his/her shares of ASA and appoints as proxies, Axel Merk and Taylor Brody, and each of them (with full power of substitution), to represent the undersigned and vote all common shares of the Fund that the undersigned may be entitled to vote (as of the record date) at the Annual Meeting of Shareholders currently scheduled to be held on December 11, 2026 at 9:00 a.m., Eastern Time, at https://www.virtualmeetingportal.com/asa/2026, including any postponements or adjournments thereof (“Annual Meeting”). **Please refer to the Fund’s Proxy Statement/Prospectus for instructions on how to participate in the Meeting.**

The named representatives will vote the shares represented by this proxy as instructed on this ballot. **WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “AGAINST” PROPOSALS 1, 2, and each of 3A-3N, “AGAINST” each Nominee under Proposal 4, and “ABSTAIN” FOR PROPOSAL 5.**

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, TO THE EXTENT PERMITTED BY RULE 14a-4(c) UNDER THE SECURITIES EXCHANGE ACT OF 1934.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable   Sign in the box above

Date ______________________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

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5430080v.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders scheduled to be held on December 11, 2026 at 9:00 a.m., Eastern Time, at https://www.virtualmeetingportal.com/asa/2026.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/MERK2026

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓ **Please detach at perforation before mailing.** ↓

This proxy is being solicited on behalf of Axel Merk, Shareholder of ASA. It will be voted as specified.
Axel Merk has voted "AGAINST" Proposals 1-4 and recommends that you vote "AGAINST" Proposals 1-4.
Axel Merk takes no position on, and has no recommendation for, Proposal 5.
Please refer to the Proxy Statement for further discussion of each proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the New Management Agreement between the Fund and Saba Capital Management, L.P.	☐	☐	☐
2.	To approve the Elimination of the Fund's Fundamental Investment Policy Relating to Investments in the Gold and Precious-Metals Sector	☐	☐	☐
3.	To approve the Elimination of Each of the Fund's other Fundamental Investment Policies:			
	Proposal 3A: To approve the elimination of the fundamental policy on issuance of senior securities.	☐	☐	☐
	Proposal 3B: To approve the elimination of the fundamental policy on short sales, purchases on margin and put and call options.	☐	☐	☐
	Proposal 3C: To approve the elimination of the fundamental policy on borrowing.	☐	☐	☐
	Proposal 3D: To approve the elimination of the fundamental policy on underwriting securities of other issuers.	☐	☐	☐
	Proposal 3E: To approve the elimination of the fundamental policy on purchase or sales of real estate and real estate mortgage loans.	☐	☐	☐
	Proposal 3F: To approve the elimination of the fundamental policy on purchase or sale of commodities or commodity contracts.	☐	☐	☐
	Proposal 3G: To approve the elimination of the fundamental policy on loans.	☐	☐	☐
	Proposal 3H: To approve the elimination of the fundamental policy on investment in securities of other investment companies.	☐	☐	☐
	Proposal 3I: To approve the elimination of the fundamental policy on investments of cash.	☐	☐	☐

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FOR	AGAINST	ABSTAIN
Proposal 3J: To approve the elimination of the fundamental policy on purchase of securities of new issuers.	☐	☐	☐
Proposal 3K: To approve the elimination of the fundamental policy on purchase of securities issued by brokers, dealers, underwriters, investment advisers and insurance companies.	☐	☐	☐
Proposal 3L: To approve the elimination of the fundamental policy on purchase of securities of certain related entities.	☐	☐	☐
Proposal 3M: To approve the elimination of the fundamental policy on pledge or mortgage of assets.	☐	☐	☐
Proposal 3N: To approve the elimination of the fundamental policy on participation in trading account.	☐	☐	☐

4. To Elect the Fund's Board of Directors:	FOR	AGAINST	ABSTAIN
Maryann Bruce	☐	☐	☐
Karen Caldwell	☐	☐	☐
Ketu Desai	☐	☐	☐
Paul Kazarian	☐	☐	☐
Neal Neilinger	☐	☐	☐

In their discretion, the named representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

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5430080v.2